SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE __ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2) WELLS FARGO BANK, NATIONAL ASSOCIATION (Exact name of trustee as specified in its charter) A National Banking Association 94-1347393 (Jurisdiction of incorporation or organization if not a U.S. national bank) (I.R.S. Employer Identification Number) 101 North Phillips Avenue Sioux Falls, South Dakota 57104 (Address of principal executive offices) (Zip code) Wells Fargo & Company Law Department, Trust Section MAC N9305-175 Sixth Street and Marquette Avenue, 17th Floor Minneapolis, Minnesota 55479 (612) 667-4608 (Name, address and telephone number of agent for service) Allegiant Travel Company (Exact name of obligor as specified in its charter) Nevada 52-2383166 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.) 1201 N. Town Center Drive Las Vegas, Nevada 89144 (Address of principal executive offices) (Zip code)

Debt Securities (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee – (a) Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Treasury Department Washington, D.C. Federal Deposit Insurance Corporation Washington, D.C. Federal Reserve Bank of San Francisco San Francisco, California 94120 (b) Whether it is authorized to exercise corporate trust powers. The trustee is authorized to exercise corporate trust powers. Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None with respect to the trustee. No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13. Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act. Not applicable. Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility. Exhibit 1. A copy of the Articles of Association of the trustee as now in effect.* Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 1, 2019.* Exhibit 3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.* Exhibit 4. A copy of the existing bylaws of the trustee.* Exhibit 5. Not applicable. Exhibit 6. The consent of the trustee required by Section 321(b) of the Act. Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Exhibit 8. Not applicable. Exhibit 9. Not applicable. * Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 20, 2019 of Cboe Global Markets, Inc., file number 333-235649.

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 27th day of September, 2021. WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/Maddy Hughes Name: Maddy Hughes Title: Vice President

EXHIBIT 6 September 27, 2021 Securities and Exchange Commission Washington, D.C. 20549 Ladies and Gentlemen: In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor. Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION /s/Maddy Hughes Maddy Hughes Vice President

Exhibit 7 Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business June 30, 2021, filed in accordance with 12 U.S.C. §161 for National Banks. Dollar Amounts In Millions ______________ ASSETS Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin $ 24,485 Interest-bearing balances 246,726 Securities: Held-to-maturity securities 260,942 Available-for-sale securities 179,533 Equity Securities with readily determinable fair value not held for trading 11 Federal funds sold and securities purchased under agreements to resell: Federal funds sold in domestic offices 66 Securities purchased under agreements to resell 69,654 Loans and lease financing receivables: Loans and leases held for sale 23,048 Loans and leases, net of unearned income 814,518 LESS: Allowance for loan and lease losses 14,938 Loans and leases, net of unearned income and allowance 799,580 Trading Assets 67,985 Premises and fixed assets (including capitalized leases) 10,914 Other real estate owned 148 Investments in unconsolidated subsidiaries and associated companies 13,445 Direct and indirect investments in real estate ventures 68 Intangible assets 30,685 Other assets 49,428 ___________ Total assets $1,776,718 LIABILITIES Deposits: In domestic offices $1,465,966 Noninterest-bearing 559,946 Interest-bearing 906,020 In foreign offices, Edge and Agreement subsidiaries, and IBFs 28,631 Noninterest-bearing 249 Interest-bearing 28,382 Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices 3,784 Securities sold under agreements to repurchase 5,311

Dollar Amounts In Millions _______________ Trading liabilities 13,392 Other borrowed money (Includes mortgage indebtedness and obligations under capitalized leases) 41,650 Subordinated notes and debentures 12,084 Other liabilities 33,330 _______ Total liabilities $1,604,148 EQUITY CAPITAL Perpetual preferred stock and related surplus 0 Common stock 519 Surplus (exclude all surplus related to preferred stock) 114,820 Retained earnings 55,913 Accumulated other comprehensive income 1,287 Other equity capital components 0 ________ Total bank equity capital 172,539 Noncontrolling (minority) interests in consolidated subsidiaries 31 Total equity capital 172,570 ________ Total liabilities, and equity capital $1,776,718 I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief. Michael P. Santomassimo Sr. EVP & CFO We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct. Directors Maria R. Morris Theodore F. Craver, Jr. Juan A. Pujadas